Exhibit 99.2

NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
INDEX TO PRO FORMA FINANCIAL STATEMENTS

NorthStar Asset Management Group Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Information	2
NorthStar Asset Management Group Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2015	3
NorthStar Asset Management Group Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015	4
NorthStar Asset Management Group Inc. and Subsidiaries Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	7

NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information and related notes present the historical condensed consolidated financial information of NorthStar Asset Management Group Inc. (the “Company”) and Townsend Holdings LLC (“Townsend”) after giving effect to the Company’s acquisition of Townsend that was completed on January 29, 2016. The unaudited pro forma condensed consolidated financial information give effect to the Company’s acquisition of Townsend based on assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.
The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is presented as if the Company acquired Townsend on December 31, 2015. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 is presented as if the Company had acquired Townsend on January 1, 2015.
The allocation of the purchase price of Townsend used in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired. A final determination of the fair value of the acquired assets will be based on the valuation of the tangible and intangible assets and liabilities of Townsend that existed, if any, as of the date of the acquisition. Consequently, the preliminary amounts allocated to tangible and intangible assets could change significantly from those used in the pro forma condensed consolidated statements of operations presented and could result in a material change in depreciation and amortization of tangible and intangible assets. The fair value is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).
This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and is not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the proposed transaction as of the beginning of the period presented, nor is it necessarily indicative of future results. In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET AS OF DECEMBER 31, 2015
(Dollars in Thousands)

	Historical(1)	Townsend Historical(2)	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash	$84,707	$14,028	$(25,493)	(3)	$73,242
Restricted cash	36,780	—	—		36,780
Receivables, net	93,809	18,710	—		112,519
Investments in unconsolidated ventures	88,069	17,821	—		105,890
Securities, at fair value	46,215	—	—		46,215
Intangible assets, net	—	46,915	162,605	(4)	209,520
Goodwill	—	90,738	165,716	(4)	256,454
Other assets	25,241	5,807	(3,754)	(5)	27,294
Total assets	$374,821	$194,019	$299,074		$867,914
Liabilities
Credit facility	$100,000	$—	$(100,000)	(6)	$—
Term loan, net	—	—	469,222	(6)	469,222
Accounts payable and accrued expenses	90,160	32,818	(12,970)	(7)	110,008
Commission payable	6,988	—	—		6,988
Other liabilities	930	6,129	29,522	(8)	36,581
Total liabilities	198,078	38,947	385,774		622,799
Redeemable non-controlling interests	—	—	75,300	(9)	75,300
Equity
NorthStar Asset Management Group Inc. Stockholders’ Equity
Performance common stock	42	—	—		42
Preferred stock	—	—	—		—
Common stock	1,857	—	—		1,857
Accumulated other comprehensive income (loss)	—	(252)	—		(252)
Additional paid-in capital	208,318	155,324	(155,324)	(10)	208,318
Retained earnings (accumulated deficit)	(35,152)	—	(6,676)	(3)	(41,828)
Total NorthStar Asset Management Group Inc. stockholders’ equity	175,065	155,072	(162,000)		168,137
Non-controlling interests	1,678	—	—		1,678
Total equity	176,743	155,072	(162,000)		169,815
Total liabilities and equity	$374,821	$194,019	$299,074		$867,914

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2015
(Dollars in Thousands, Except Per Share Data)

	Historical(1)	Townsend Historical(2)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Asset management and other fees	$307,988	$63,287	$—		$371,275
Selling commission and dealer manager fees, related parties	126,907	—	—		126,907
Other income	926	2,870	(202)	(11)	3,594
Total revenues	435,821	66,157	(202)		501,776
Expenses
Commission expense	117,390	—	—		117,390
Interest expense	778	94	24,663	(12)	25,535
Transaction costs	9,665	—	(1,211)	(13)	8,454
Other expenses	1,633	—	—		1,633
General and administrative expenses					—
Salaries and related expense	68,349	27,176	(1,498)	(14)	94,027
Equity-based compensation expense	57,468	8,593	(7,252)	(15)	58,809
Other general and administrative expenses	33,386	10,724	—		44,110
Total general and administrative expenses	159,203	46,493	(8,750)		196,946
Depreciation and amortization	1,887	6,010	2,098	(4)	9,995
Total expenses	290,556	52,597	16,800		359,953
Unrealized gain (loss) on investments and other	(4,274)	—	—		(4,274)
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	140,991	13,560	(17,002)		137,549
Equity in earnings (losses) of unconsolidated ventures	1,625	1,978	(1,978)	(8)	1,625
Income tax benefit (expense)	(21,869)	—	2,487	(16)	(19,382)
Net income (loss)	120,747	15,538	(16,493)		119,792
Net (income) loss attributable to non-controlling interests	(953)	—	33	(17)	(920)
Net (income) loss attributable to redeemable non-controlling interests	—	—	(3,251)	(17)	(3,251)
Net income (loss) attributable to NorthStar Asset Management Group Inc. common stockholders	$119,794	$15,538	$(19,711)		$115,621
Earnings (loss) per share
Basic	$0.61				$0.59
Diluted	$0.60				$0.58
Weighted average number of shares
Basic	188,705,876			(18)	188,705,876
Diluted	193,119,145			(18)	193,119,145

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

(1)	Represents the Company’s audited condensed consolidated balance sheet as of December 31, 2015 and audited condensed consolidated statement of operations for the year ended December 31, 2015.

(2)
Represents Townsend’s audited consolidated balance sheet as of December 31, 2015 and audited consolidated statement of operations for the year ended December 31, 2015. Certain balances reported in Townsend’s financial statements have been reclassified to conform to the Company’s presentation.

The following pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change:

(3)
Included in this amount is $6.7 million of transaction costs not reflected in the historical financial statements. Transaction costs relate to advisory, legal and other professional services and are factually supportable as such amounts are based on invoices received. The remainder represents cash of the Company used in connection with the transaction.

(4)
Represents elimination of Townsend’s historical intangible assets offset by the estimated fair value of intangible assets in connection with the preliminary purchase price allocation. The fair value is a preliminary estimate and may be adjusted within one year of the proposed transaction in accordance with U.S. GAAP. The fair value of the intangible assets is determined primarily using the “income approach” which requires management forecasts of all of the expected future cash flow. The following table summarizes the estimated fair value of Townsend’s identifiable intangible assets and their estimated useful lives (dollars in thousands):

	Estimated Fair Value		Estimated Useful Life in Years	Year Ended December 31, 2015 Amortization Expense

Trade names	$16,610		30 years	$554
Proprietary technology	210		3 years	84
Customer relationships	192,700		25 to 30 years	7,147
Goodwill	256,454	(i)	—	—
Total	465,974			7,785
Townsend historical	(137,653)			(5,687)
Pro forma adjustments	$328,321			$2,098

(i)
Includes $17.8 million of goodwill related to a deferred tax liability associated with the share deal acquisition of the seller’s corporate entity. The deferred tax liability and corresponding goodwill is recorded at acquisition based on tax basis differences.

This preliminary estimate of fair value and estimated useful lives could differ from the final amount the Company will calculate after completing a detailed valuation analysis and the difference could have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements.

(5)	Represents notes receivable from members of Townsend paid off concurrent with the transaction.

(6)
Represents the issuance of a $500 million term loan used to fund the transaction and repay the Company’s revolving credit facility of $100 million. The Company incurred $30.8 million of deferred financing costs relating to the term loan. The term loan accrues interest at a rate per annum equal to LIBOR (subject to a floor of 0.75%) plus a margin of 3.875%. The borrowing under the term loan facility matures on January 29, 2023.

(7)	Represents a net decrease to accounts payable and accrued expenses based on the following adjustments (dollars in thousands):

Contingent obligations	$(9,444)	(i)
Compensation accrual	5,005	(ii)
Compensation contracts	(8,531)	(iii)
Total	$(12,970)

(i)
Represents the adjustment to reflect fair value of contingent obligations associated with the claw back feature, relating to incentive fee revenue previously received from the co-investment funds. The fair value is based on the preliminary purchase price allocation and may be adjusted within one year of the transaction in accordance with U.S. GAAP.

(ii)	Represents the liability of approximately 50% of the incentive fee previously received that is due to certain employees of Townsend.

(iii)	Represents the elimination of Townsend’s compensation arrangements that were canceled in connection with the transaction.

(8)	Represents a net increase to other liabilities based on the following adjustments (dollars in thousands):

Co-investment fund liability	$14,562	(i)
Loan payable	(2,450)	(ii)
Deferred tax liability	17,410	(iii)
Total	$29,522

(i)
Represents an increase of $14.6 million for Townsend’s obligation to pay the cost basis and related income on certain co-investment funds to certain employees of Townsend. The rights to income on the co-investment funds were assigned to such employees as part of the transaction. The liability is recorded as an offset to the fair value of the co-investment funds. Accordingly, $2.0 million of income related to the co-investment funds are eliminated from the pro forma condensed statement of operations as they are non-recurring in nature for the Company.

(ii)	Represents the repayment of Townsend’s borrowings of $2.5 million paid off concurrent with the transaction.

(iii)
Represents elimination of Townsend’s historical deferred tax liability of $0.4 million related to the book to tax difference of intangible assets previously recorded, offset by the $17.8 million deferred tax liability associated with the share deal acquisition of the seller’s corporate entity. The deferred tax liability and corresponding goodwill is recorded at acquisition based on tax basis differences.

(9)	Represents the fair value of the redeemable non-controlling interests retained by management of Townsend.

(10)	Represents the elimination of Townsend’s historical equity.

(11)	Represents the elimination of interest income on the notes receivable that were paid off in connection with the transaction.

(12)
Represents $24.8 million of interest expense on the term loan, of which $21.2 million is contractual interest and $3.6 million is the amortization of deferred financing costs, partially offset by a decrease of $0.1 million of interest and other fees related to Townsend’s borrowings that were repaid. If market rates of interest changed by 1/8 of 1% variance, then the increase or decrease on the floating rate interest expense would be approximately $0.6 million.

(13)	Represents the elimination of transaction costs incurred through December 31, 2015. These costs are non-recurring in nature directly related to the transaction.

(14)	Represents the elimination of Townsend’s historical compensation expense on compensation arrangements that were canceled in connection with the transaction.

(15)
Represents the reversal of Townsend’s historical equity-based compensation expense of $8.6 million, offset by an estimated equity-based compensation expense related to grants to certain members of Townsend management relating to post-acquisition services of $1.3 million. The Company granted 658,330 shares of restricted shares of common stock to certain members of Townsend’s management team who also own an interest in Townsend, subject to time-based vesting conditions through December 31, 2020. The Company recognizes compensation expense over the vesting period on a straight-line basis using the grant date fair value.

(16)	Represents the income tax benefit in connection with the transaction.

(17)	Represents the allocation of the pro forma net income to redeemable and non-redeemable non-controlling interests holders.

(18)
The weighted average shares used to compute basic and diluted earnings per share represents the number of weighted average shares assumed to be outstanding as of the transaction date, excluding unvested shares granted to Townsend employees as they were not dilutive for the period presented.

NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.     Basis of Presentation
The historical consolidated financial statements have been adjusted in the pro forma condensed consolidated financial statements to give effect to pro forma events that are: (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the combined results following the business combination.
The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Townsend’s assets acquired and liabilities assumed.
The pro forma condensed consolidated financial statements do not necessarily reflect what the consolidated company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the consolidated company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The pro forma condensed consolidated financial statements do not reflect the realization of any expected cost savings or other synergies from the acquisition of Townsend as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.
Certain reclassifications have been made to the presentation of Townsend’s historical financial statements in order to conform with the Company’s financial statement presentation.
2.    Preliminary Purchase Price Allocation
The Company performed a preliminary valuation analysis of the fair value of Townsend’s assets and liabilities. The implied enterprise value of Townsend is $466 million (difference between total assets and total liabilities in the table below) and the Company purchased approximately 84% for $383 million, net of post-closing adjustments. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands):

Assets:
Cash	$14,318
Investments in unconsolidated ventures	17,706
Intangible assets, net	209,520
Goodwill	256,454
Other assets acquired	24,392
Total assets	$522,390

Liabilities:
Accounts payable and accrued expenses	$20,977
Other liabilities acquired	35,536
Total liabilities	56,513
Redeemable non-controlling interests	75,300
Total equity	390,577
Total liabilities and equity	$522,390

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed consolidated balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include: (i) changes in allocations to intangible assets such as trade names technology and customer relationships as well as goodwill; and (ii) other changes to assets and liabilities.